Press Release

April 26, 2007

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 1st QUARTER 2007

West Des Moines, IA – West Bancorporation, Inc. (WTBA) (the “Company”), parent company of West Bank and WB Capital Management Inc., reports net income of $4,444,000, or $0.25 per share, for the first quarter of 2007, compared to $4,545,000 or $0.26 per share for the first quarter of 2006. The return on average equity and return on average assets were 15.86 percent and 1.38 percent, respectively. For the first quarter of 2006, the return on average equity was 17.60 percent and the return on average assets was 1.45 percent.

Loans outstanding are $17 million higher than a year ago. Deposits are $45 million lower. Interest bearing demand accounts are up due to the favorable response to a new interest bearing checking account that was introduced in the last half of 2006. Customers continue to shift funds from savings accounts to certificates of deposit to enhance their yield. The overall decline in deposits is due to fewer wholesale certificates of deposit, which was a conscious decision by the Company. Those funds were replaced by Federal funds purchased from community banks and Federal Home Loan Bank advances.

The net interest margin for the first quarter of 2007 was 3.24 percent, which was 18 basis points lower than a year ago. As a result, net interest income was $232,000 lower than the first quarter of 2006. The decline in net interest margin has more than offset the growth in earning assets. The net interest margin has declined over the past year because the cost of funds (deposits and borrowings) has increased faster than the yield on earning assets (loans and investments).

Non-accrual loans at March 31, 2007 totaled $590,000. This is significantly lower than a year ago. Loans past due 90 days or more and still accruing interest as of March 31, 2007 totaled $371,000 compared to $10,000 a year ago. Other real estate owned was $1,974,000 and $252,000 at March 31, 2007 and 2006, respectively. Included in other real estate owned is farmland that is expected to go to sale in the second quarter. The Company expects to receive proceeds from the sale at least equal to the carrying value of the land. The allowance for loan losses as a percent of total loans was 0.92 percent as of March 31, 2007 compared to 0.87 percent a year earlier. Non-performing assets as a percentage of loans at March 31, 2007 were 0.31 percent, compared to 0.46 percent a year ago.

The Company is participating in the alternative energy arena is several ways. West Bank has two loan officers focusing on the renewable fuels industry. WB Capital is the investment advisor to a private equity fund that plans to invest in ethanol and biodiesel plants. The Company has purchased income tax credits from a wind energy farm. We are proud to be able to assist these industries as they grow and help the local economies in Iowa.

On April 18, 2007, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.16 per share. The dividend is payable on May 16, 2007 to shareholders of record on April 30, 2007. As of April 18, 2007, there were 17,536,682 shares of common stock outstanding. The Board also authorized the buy-back of Company stock over the next 12 months in an amount up to $5 million. This authorization replaces a similar one that expired unused.

On April 13, 2007, the Company indicated it was reviewing Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, to determine if the Company should early adopt it, and that as a result of this review, the first quarter earnings results would be delayed. After a thorough review of the standard, and in consultation with the Company’s independent registered public accounting firm, McGladrey & Pullen, LLP, it was concluded the standard did not have current applicability to the Company.

The Company will discuss its results for the first quarter of 2007 in a conference call scheduled for 2:00 pm central time on Friday, April 27, 2007. The telephone number for the conference call is 877-407-0778. A recording of the conference call will be available until May 1, 2007 by dialing 877-660-6853. The following is required to access the recording: account # 286, conference ID # 226742.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services and trust services for consumers and small to medium sized businesses. The Bank has two full-service offices in Iowa City, one full-service office in Coralville, and seven full-service offices in the greater Des Moines area. WB Capital Management Inc., a wholly owned subsidiary of West Bancorporation, Inc., has offices in Cedar Rapids and West Des Moines, Iowa, and provides portfolio management services to individuals, retirement plans, corporations, public funds, mutual funds, foundations, endowments and high net worth individuals.

The information contained in this Press Release may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer’s acceptance of the Company’s products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (unaudited)
(in thousands, except per share data)

			March 31,	March 31,
			2007	2006
CONSOLIDATED STATEMENTS OF CONDITION
Assets
Cash and due from banks			$30,931	$27,182
Short-term investments			24,426	2,784
			260,016	274,947
Securities			946,745	929,630
Loans
Allowance for loan losses			(8,743)	(8,049)

Loans, net			938,002	921,581
Other assets			76,722	70,469

Total assets			$1,330,097	$1,296,963

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing			$193,111	$196,468
Interest-bearing
Demand			71,776	44,907
Savings			209,070	269,039
Time, in excess of $100,000			283,740	280,247
Other time			166,317	178,801

Total deposits			924,014	969,462
Short-term borrowings			143,918	114,293
Long-term borrowings			134,369	99,109
Other liabilities			11,903	8,056
Stockholders’ equity			115,893	106,043

Total liabilities and stockholders’ equity			$1,330,097	$1,296,963

	PER COMMON SHARE		MARKET INFORMATION(1)
	Net Income	Dividends	High	Low

2007
1st quarter	$0.25	$0.160	$18.25	$14.29

2006
1st quarter	$0.26	$0.152	$18.95	$16.67
2nd quarter	0.28	0.152	19.98	15.24
3rd quarter	0.28	0.160	18.10	15.61
4th quarter	0.29	0.160	19.02	16.69

(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the NASDAQ

Global Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued) (unaudited)
(in thousands, except per share data)

	Three months ended
	March 31,
	2007	2006
CONSOLIDATED STATEMENTS OF INCOME
Interest income
Loans	$17,104	$15,463
Securities	2,855	2,867
Other	289	126
Total interest income	20,248	18,456

Interest expense
Deposits	7,572	6,629
Short-term borrowings	1,683	926
Long-term borrowings	1,682	1,358
Total interest expense	10,937	8,913

Net interest income	9,311	9,543
Provision for loan losses	300	450
Net interest income after provision for loan losses	9,011	9,093

Noninterest income
Service charges on deposit accounts	1,128	1,004
Trust services	181	168
Investment advisory fees	1,959	2,249
Increase in cash value of bank-owned life insurance	216	209
Net realized (losses) from sales of securities
available for sale	4	(106)
Other income	382	357
Total noninterest income	3,870	3,881

Noninterest expense
Salaries and employee benefits	3,616	3,675
Occupancy	934	856
Data processing	467	479
Other expenses	1,437	1,302
Total noninterest expense	6,454	6,312

Income before income taxes	6,427	6,662
Income taxes	1,983	2,117
Net income	$4,444	$4,545

PERFORMANCE HIGHLIGHTS
Return on average equity	15.86%	17.60%
Return on average assets	1.38%	1.45%
Net interest margin	3.24%	3.42%
Efficiency ratio	47.53%	45.17%